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                                                                    EXHIBIT 10.1
LabCorp
Laboratory Corporation of America

Laboratory Corporation of America(TM) Holdings
348 South Main Street
Burlington, North Carolina 27215
Telephone:  800-222-7566, extension 6582
FAX:  336-229-4847

Michael K. Moore
AVP - Facilities Planning

July 8, 1998

Mr. William O. Green
AutoCyte
112 Orange Dr.
Elon College, NC  27244

Re:  Lease between LabCorp & AutoCyte @ 112 Orange Drive, Elon College

Mr. Green:

Laboratory Corporation of America Holdings is willing to continue to lease to AutoCyte, on a month to month basis, 1,529 square feet in the basement of Orange Drive. The rate for this space will remain at $8.25 per square foot, to be paid monthly in installments equal to $1,051.19. AutoCyte will give LabCorp a thirty
(30) days written notice of intent to vacate the site, which is expected to be sometime in 1999. This reduction in space, and new rental amount, will be effective August 1, 1998.

If this is agreeable to you, please acknowledge by signing below and returning to me at the above address.

Sincerely,

/s/  Michael K. Moore

Michael K. Moore
AVP, Facilities Planning



Acknowledged and Agreed to:  /s/  William O. Green    Date 8/10/98
                                  For AutoCyte, Inc.

cc:  Gayle Page

MKM/spg